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                                                                  Exhibit 23.12

[MOODY, CAVANAUGH & COMPANY, LLP Letterhead]


To the Board of Directors
Cram-Chema, P.A.
40A Front Street
Exeter, NH 03833

The audits referred to in our report dated November 22, 1996, included the related financial statement schedules as of June 30, 1996 and December 31, 1995 and 1994, and for the six months ended June 30, 1996 and for the years ended December 31, 1995 and 1994, included in the registration statement (or, incorporated by reference in the registration statement). These financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statement schedules based on our audits. In our opinion, such financial statement schedules, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

We consent to the use of our reports included herein (or incorporated herein by reference) and to the reference to our firm under the heading "Experts" in the prospectus.

[facsimile signature]

Moody, Cavanaugh & Company, LLP
North Andover, MA 01845
January 28, 1997